UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 10, 2023, Nasdaq, Inc. (“Nasdaq”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Nasdaq, Argus Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nasdaq (“Merger Sub 1”), Argus Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Nasdaq (“Merger Sub 2”), Adenza Holdings, Inc., a Delaware corporation (“Adenza”), and Adenza Parent, LP, a Delaware limited partnership (“Seller”). Adenza and Seller are affiliates of certain funds managed by Thoma Bravo, L.P., a Delaware limited partnership (“Thoma Bravo”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Merger Sub 1 will merge with and into Adenza (the “First Merger”), with Adenza surviving the First Merger (the “Surviving Corporation”) and continuing as a wholly owned subsidiary of Nasdaq. Immediately following the First Merger, the Surviving Corporation will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned subsidiary of Nasdaq. As a result of the Mergers, Nasdaq will acquire 100% of the stock of Adenza.

Nasdaq’s Board of Directors (the “Board”) has unanimously approved the Merger Agreement.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, the merger consideration payable to Seller at the closing will consist of (i) an aggregate of 85,608,414 newly issued shares of common stock, par value $0.01 per share, of Nasdaq (the “Stock Consideration”) and (ii) $5.75 billion in cash, subject to adjustment as set forth in the Merger Agreement (the “Cash Consideration”). Based on the volume weighted average price of Nasdaq common stock for the 15-day period ended on June 9, 2023, the Stock Consideration had a value of $4.75 billion, for an aggregate transaction value of $10.5 billion.

For U.S. federal income tax purposes, it is intended that the Mergers shall, as part of a single, integrated transaction, qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Conditions to Closing

Under the terms of the Merger Agreement, the completion of the Mergers is subject to certain closing conditions, including: (i) the expiration of the waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of specified other regulatory approvals and clearances; (ii) the absence of any law, injunction, judgment or ruling of any governmental authority that would prevent or make illegal the consummation of the Mergers; (iii) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; and (v) in the case of Nasdaq’s obligation to consummate the Mergers, the absence of a “Company Material Adverse Effect” (as defined in the Merger Agreement) with respect to Adenza on or after the date of the Merger Agreement that is continuing as of the closing date. Immediately following the execution and delivery of the Merger Agreement, Seller executed and delivered a written consent adopting and approving the Merger Agreement. The completion of the Mergers does not require approval of the Nasdaq stockholders.

Financing

In connection with the Merger Agreement, Nasdaq entered into a commitment letter, dated as of June 10, 2023, among Nasdaq, Goldman Sachs Bank USA (“GS Bank”) and JPMorgan Chase Bank, N.A. (together with GS Bank, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed to provide, subject to the satisfaction of customary closing conditions, up to $5.7 billion of senior bridge term loans for the purpose of financing all or a portion of the Cash Consideration, repaying certain indebtedness of Adenza and its subsidiaries and otherwise paying related fees and expenses in connection with the Mergers and the transactions contemplated thereby.

The receipt of financing by Nasdaq is not a condition to Nasdaq’s obligation to consummate the Mergers.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants made by each of Nasdaq, Merger Sub 1, Merger Sub 2, Adenza and Seller, including, among others, covenants regarding the conduct of Adenza’s business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters. Adenza and Seller are required, among other things, not to solicit alternative business combination transactions with respect to Adenza. The representations and warranties in the Merger Agreement will not survive the closing, and Nasdaq has arranged a representation and warranty insurance policy.

Termination Rights

The Merger Agreement may be terminated under the following circumstances: (i) by mutual consent of Nasdaq and Seller; (ii) by either Nasdaq or Seller if the Mergers are not consummated within 12 months following the date of the Merger Agreement, subject to an automatic extension of three months in certain circumstances; (iii) by either Nasdaq or Seller if there is a final and nonappealable injunction or order permanently enjoining or prohibiting the consummation of the Mergers; and (iv) by Nasdaq or Seller if Seller or Adenza (in the case of termination by Nasdaq) or Nasdaq, Merger Sub 1 or Merger Sub 2 (in the case of termination by Seller) breaches its representations or fails to perform its covenants such that the conditions to closing fail to be satisfied (subject to a cure period).

Related Agreements

As a result of the Mergers, Seller is expected to hold, at closing, approximately 15% of the outstanding Nasdaq common stock based upon the outstanding shares of Nasdaq common stock as of June 9, 2023. The Merger Agreement contemplates that, at the closing, Nasdaq, Seller and Thoma Bravo will enter into a stockholders’ agreement (the “Stockholders’ Agreement”). Under the Stockholders’ Agreement, Seller and Thoma Bravo will be subject to a lock-up with respect to the transfer of the Stock Consideration, with 50% of such shares released from the lock-up on the 6-month anniversary of the closing and the remaining 50% of such shares released from the lock-up on the 18-month anniversary of the closing. The Stockholders’ Agreement further provides that Thoma Bravo will be entitled to propose for nomination one director for election to the Board, and such right will exist for so long as Thoma Bravo and its controlled affiliates continue to beneficially own at least 10% of the shares of Nasdaq common stock outstanding as of the closing date. In addition, Thoma Bravo and its controlled affiliates have agreed to be subject to a standstill obligation, including a restriction on acquiring shares in excess of 19.99% of the outstanding Nasdaq common stock on a fully diluted basis, subject to certain exceptions, for at least two years following the closing date.

The Merger Agreement also contemplates that, at the closing, Nasdaq and Seller will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Seller will have certain registration rights relating to the Stock Consideration. The Registration Rights Agreement will also provide for piggyback registration rights for Seller.

The foregoing description of the Merger Agreement and form of Stockholders’ Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nasdaq, Merger Sub 1, Merger Sub 2, Adenza or Seller. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of Nasdaq, Merger Sub 1 and Merger Sub 2, on the one hand, and Adenza and Seller, on the other hand, to each other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Nasdaq and Seller rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Nasdaq, Merger Sub 1, Merger Sub 2, Adenza or Seller.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Stock Consideration to be issued to Seller in connection with the Mergers at closing will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On June 12, 2023, Nasdaq posted a presentation relating to the entry into the Merger Agreement on the investor relations section of its website at http://ir.nasdaq.com/. The presentation includes information not previously made publicly available and will be used in connection with meetings with investors, analysts and other parties from time to time and for general marketing purposes.

The information set forth under this Item 7.01 Regulation FD Disclosure is intended to be furnished pursuant to Item 7.01. Such information shall not be deemed “filed” for purposes of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of Nasdaq’s filings under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On June 12, 2023, Nasdaq issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Merger, dated as of June 10, 2023, by and among Nasdaq, Inc., Argus Merger Sub 1, Inc., Argus Merger Sub 2, LLC, Adenza Holdings, Inc. and Adenza Parent, LP.

99.1	Press Release, dated June 12, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. Nasdaq agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2023	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer